CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 20, 2009, relating to the financial statements of Educators Academic Journal, Inc. for the period ended December 31, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC
Independence, Missouri
June 25, 2009